As Filed with the Securities and Exchange Commission on January 19, 2024

File No. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

SILVERSUN TECHNOLOGIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	Applied For
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, East Hanover, New Jersey	07936
(Address of principal executive office)	(Zip Code)

(973) 396-1720

(Registrant’s telephone number, including area code)

Copies to:

Mark Meller	Joseph Lucosky, Esq.
Chief Executive Officer	Lucosky Brookman LLP
SilverSun Technologies Holdings, Inc.	101 Wood Avenue South, 5th Floor
120 Eagle Rock Avenue,	Woodbridge, NJ 08830
East Hanover, New Jersey 07936

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.00001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SILVERSUN TECHNOLOGIES HOLDINGS, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the information statement filed herewith as Exhibit 99.1 and the financial statements of SilverSun Technologies, Inc. for the years ended December 31, 2022 and 2021 and for the three and nine months ended September 30, 2023 and 2022 filed herewith as Exhibit 99.2. None of the information contained in the information statement or Exhibit 99.2 shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement titled “Cautionary Note Regarding Forward-Looking Statements,” “Information Statement Summary,” “Summary of the Separation and the Distribution,” “The Separation and the Distribution,” “Capitalization,” “Business,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” That section is incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement titled “Business—Properties” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement titled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement titled “Management and Directors.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement titled “Executive and Director Compensation” and “Management and Directors.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement titled “The Separation and the Distribution—Quotation and Trading of Our Common Stock,” “Executive and Director Compensation,” and “Certain Relationships and Related Persons Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement titled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement titled “Summary of the Separation, and the Distribution” “The Separation and the Distribution,” “Dividend Policy,” “Capitalization,” “Executive and Director Compensation—Securities Authorized for Issuance Under Equity Compensation Plans,” and “Description of Capital Stock-Holders.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement titled “Description of Capital Stock—Sales of Unregistered Securities.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement titled “Risk Factors—Risks Related to Our Securities” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the sections of the information statement titled “Certain Relationships and Related Persons Transaction” and “Description of Capital Stock—Indemnification and Limitations of Liability of Directors and Officers.” Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement titled “Unaudited Pro Forma Financial Statements” and the section of Exhibit 99.2 titled “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Unaudited Pro Forma Financial Statements,” and the section of Exhibit 99.2 titled “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description
2.1*	Investment Agreement, dated December 3, 2023, by and among SilverSun Technologies, Inc., Jacobs Private Equity II, LLC and the other Investors party thereto (incorporated by reference to Annex A to SilverSun Technologies, Inc.’s Preliminary Proxy Statement on Schedule 14A filed January 16, 2024)
2.2*	Form of Separation and Distribution Agreement between the Registrant and SilverSun Technologies, Inc.
2.3*	Form of Tax Matters Agreement between Registrant and SilverSun Technologies, Inc.
2.4*	Form of Employee Matters Agreement between Registrant and SilverSun Technologies, Inc.
3.1*	Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 30, 2023
3.2*	Amended and Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on January 16, 2024
3.3*	By-laws of the Registrant
21.1*	Subsidiaries of the Registrant
99.1*	Information Statement of the Registrant, preliminary and subject to completion, dated [●], 2024
99.2*	Financial Statements of SilverSun Technologies, Inc. for the years ended December 31, 2022 and 2021 and for the three and nine months ended September 30, 2023 and 2022
99.3**	Form of Notice of Internet Availability of Information Statement

*	Filed herewith
**	To be filed by amendment.
Schedules and/or exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVERSUN TECHNOLOGIES HOLDINGS, INC.

Date: January 19, 2024	By:	/s/ Mark Meller
Mark Meller Chief Executive Officer

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